SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2005

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 27, 2005, OMNOVA Solutions Inc. (the “Company”) appointed a new distributor for its Genon and Muraspec brands of commercial wallcoverings. In connection with this appointment, the Company will exit its North American wallcovering distribution business known as Muraspec North America. The Company anticipates that this exit will be substantially complete by the end of the first quarter of fiscal 2005. In the first fiscal quarter of 2005, the Company will incur disposal costs for inventories, sample books, and related fixed assets not transferred to the new distributor or redeployed within the Company and severance costs for affected employees. The Company cannot currently estimate either the disposal or severance costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: February 2, 2005